SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [ ]

Filed by a party other than the registrant [X]

Check the appropriate box:

[  ] Preliminary proxy statement.

[  ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)
     (2)).

[  ] Definitive proxy statement.

[ X ] Definitive additional materials.

[  ] Soliciting material under Rule 14a-12.

                          FIRST AVIATION SERVICES INC.
         --------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                    WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P.
                   WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P. I
                 WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND, LTD.
                       WYNNEFIELD CAPITAL MANAGEMENT, LLC
                            WYNNEFIELD CAPITAL, INC.
                                   NELSON OBUS
                                JOSHUA H. LANDES
                  WYNNEFIELD CAPITAL, INC. PROFIT SHARING PLAN
 -------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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
                                   Nelson Obus
                              The Wynnefield Group
                          450 Seventh Avenue, Suite 509
                            New York, New York 10123

                                  May 18, 2004


Dear Fellow Shareholder,

            The Wynnefield Group, a long-time investor and owner of a 29.7 percent stake in First Aviation Services Inc. (FAvS), is sending you the enclosed proxy statement and GREEN proxy card for the 2004 annual meeting of FAvS shareholders. As a significant minority shareholder whose interests are aligned with those of other minority shareholders, we are soliciting proxies in OPPOSITION TO MANAGEMENT'S DIRECTOR SLATE.

            We have been dismayed at FAvS' performance, performance that has resulted in a stock price BELOW BOOK VALUE FOR MORE THAN THREE YEARS. On several occasions, we have urged that management take steps that we believed would benefit the company and all its shareholders. After being repeatedly rebuffed, we now have no other choice but to engage in a proxy contest.

            FAvS' CEO and Chairman (through their investment firm, First Equity Group Inc.) own over 50 percent of FAvS stock and therefore have complete voting control in director elections. We believe THE VOICE OF MINORITY SHAREHOLDERS HAS BEEN IGNORED BY FAVS MANAGEMENT FOR TOO LONG. We believe it is important for ALL minority shareholders to have a voice in FAvS corporate governance.

            The enclosed proxy materials and proxy card are our attempt to give ALL minority shareholders that voice. We are seeking ONE board seat and proposing cumulative voting. We urge you to read the enclosed materials carefully, then VOTE IN FAVOR OF NELSON OBUS FOR DIRECTOR and IN FAVOR OF our shareholder proposal for CUMULATIVE VOTING. We believe that Nelson Obus will bring to the board needed fresh thinking and a voice for ALL minority shareholders. CUMULATIVE VOTING WILL MAKE IT POSSIBLE FOR MINORITY SHAREHOLDERS TO ELECT A DIRECTOR.

            With management controlling over 50 percent of FAvS stock, minority shareholders cannot win without management support. It is therefore important that as many shareholders as possible send a message to the board by voting "FOR" Nelson Obus and "FOR" our cumulative voting proposal. We hope that the board will hear the message and adopt measures to give minority shareholders board representation.

            We urge you to return the enclosed GREEN proxy card promptly. If your broker or another nominee holds your shares, instruct them to vote your shares "FOR" Nelson Obus and "FOR" cumulative voting.

            If you have any questions or need assistance in voting your proxy, please call Lawrence E. Dennedy or Daniel M. Sullivan at MacKenzie Partners, Inc., our proxy solicitor, at (800) 322-2885.

                                Very truly yours,

                                /s/ Nelson Obus